Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2016 FIRST-QUARTER RESULTS
CHICAGO, IL, April 21, 2016 - GATX Corporation (NYSE:GMT) today reported 2016 first quarter net income of $69.3 million or $1.66 per diluted share, compared to net income of $62.2 million or $1.39 per diluted share in the first quarter of 2015. The first quarter 2016 results include a net gain of approximately $1.5 million, or $0.04 per diluted share, associated with the planned exit of the majority of Portfolio Management’s marine investments. Details related to the exit of Portfolio Management’s marine investments are provided in the attached Supplemental Information.
“Despite deteriorating market conditions, GATX produced excellent financial results during the first quarter,” said Brian A. Kenney, president and chief executive officer at GATX. “The growing problems of railcar oversupply combined with depressed commodity prices continue to put negative pressure on lease rates, renewal success rate, and new car placements. The renewal lease rate change of GATX’s Lease Price Index was a positive 6.4%, the average renewal term was 34 months, and the renewal success rate was 67.5%. Our disciplined approach and the fleet actions we took over the past few years have positioned GATX well for managing through these market conditions. Fleet utilization for Rail North America was 98.9% at the end of the quarter.
“In Rail International, our European fleet performed well with utilization at 95.1% at the end of the quarter. American Steamship Company’s sailing season began at the end of March and, consistent with our previous indications, low iron ore shipments will persist throughout 2016. The Rolls-Royce and Partners Finance affiliates continue to perform well.”
Mr. Kenney concluded, “Our 2016 full-year earnings estimate remains unchanged at $5.25 to $5.45 per diluted share.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $108.7 million in the first quarter of 2016, compared to $105.8 million in the first quarter of 2015. The improvement in segment profit was driven by higher revenues and lower maintenance costs, partially offset by fewer cars on lease and lower remarketing gains from fewer railcars sold.
At March 31, 2016, Rail North America’s wholly owned fleet comprised approximately 124,000 railcars, including approximately 18,300 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.
Fleet utilization was 98.9% at the end of the first quarter, compared to 99.1% at the end of the prior quarter and 99.3% at the end of the first quarter of 2015. During the first quarter of 2016, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America's fleet, increased 6.4% over the weighted-average expiring lease rate. This compares to a 20.5% increase in the prior quarter and a 43.2% increase in the first quarter of 2015. The average lease renewal term for cars included in the LPI during the first quarter was 34 months, compared to 43 months in the prior quarter and 59 months in the first quarter of 2015.
Rail North America’s investment volume during the first quarter was $112.9 million. Asset remarketing income was $17.9 million.
Additional fleet statistics, including information about the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.
RAIL INTERNATIONAL
Rail International's segment profit was $12.6 million in the first quarter of 2016, compared to $21.8 million in the first quarter of 2015. While more railcars were on lease at higher rates, higher maintenance expenses and lower gains on asset dispositions negatively affected segment profit.
At March 31, 2016, GRE's fleet consisted of approximately 23,000 cars and utilization was 95.1%, compared to 95.8% at the end of the prior quarter and 95.9% at the end of the first quarter of 2015. Additional fleet statistics for GRE are provided on the last page of this press release.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (ASC) reported segment profit of $0.9 million in the first quarter of 2016, compared to a segment loss of $0.4 million in the first quarter of 2015. ASC's operations are limited during the first quarter as the vessels are in winter lay-up from mid-January through late March.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $18.6 million in the first quarter of 2016, compared to $15.9 million in the first quarter of 2015. First quarter 2016 segment profit includes a gain of approximately $2.4 million associated with the planned exit of the majority of the marine investments. Performance at Rolls-Royce and Partners Finance (RRPF) affiliates and across the remaining Portfolio Management assets was stable quarter to quarter.
COMPANY DESCRIPTION
GATX Corporation (NYSE:GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the largest global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 117 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company's website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2016 first-quarter results. Call details are as follows:
Thursday, April 21st
11:00 A.M. Eastern Time
Domestic Dial-In: 1-800-894-5910
International Dial-In: 1-785-424-1052
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 8084554

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that reflect our current views with respect to, among other things, future events, financial performance and market conditions. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Specific risks and uncertainties include, but are not limited to, (1) inability to maintain our assets on lease at satisfactory rates, (2) weak economic conditions, financial market volatility, and other factors that may decrease demand for our assets and services, (3) decreased demand for portions of our railcar fleet due to adverse changes in commodity prices, including, but not limited to, sustained low crude oil prices, (4) events having an adverse impact on assets, customers, or regions where we have a large investment, (5) operational disruption and increased costs associated with increased railcar assignments following non-renewal of leases, compliance maintenance programs, and other maintenance initiatives, (6) financial and operational risks associated with long-term railcar purchase commitments, (7) reduced opportunities to generate asset remarketing income, (8) changes in railroad efficiency that could decrease demand for railcars; (9) operational and financial risks related to our affiliate investments, including the RRPF affiliates; (10) fluctuations in foreign exchange rates, (11) failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees, (12) the impact of new regulatory requirements for tank cars carrying crude, ethanol, and other flammable liquids, (13) deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs, (14) asset impairment charges we may be required to recognize, (15) competitive factors in our primary markets, (16) risks related to international operations and expansion into new geographic markets, (17) exposure to damages, fines, and civil and criminal penalties arising from a negative outcome in our pending or threatened litigation, (18) changes in or failure to comply with laws, rules, and regulations, (19) inability to obtain cost-effective insurance, (20) environmental remediation costs, (21) inadequate allowances to cover credit losses in our portfolio, and (22) other risks discussed in our filings with the US Securities and Exchange Commission (SEC), including our form 10-K for the year ended December 31, 2015, and our subsequently filed form 10-Q reports, all of which are available on the SEC’s website (www.sec.gov).
Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise these forward-looking statements.

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Christopher LaHurd
312-621-6228
christopher.lahurd@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(4/21/16)
--Tabular Follows--

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended March 31

	2016	2015
Revenues
Lease revenue	$284.5	$278.3
Marine operating revenue	20.3	24.2
Other revenue	29.6	17.2
Total Revenues	334.4	319.7
Expenses
Maintenance expense	78.5	78.3
Marine operating expense	12.3	18.9
Depreciation expense	69.3	68.5
Operating lease expense	16.8	20.7
Other operating expense	8.8	7.3
Selling, general and administrative expense	38.8	45.7
Total Expenses	224.5	239.4
Other Income (Expense)
Net gain on asset dispositions	23.2	45.3
Interest expense, net	(37.2)	(40.9)
Other expense	(3.3)	(4.0)
Income before Income Taxes and Share of Affiliates’ Earnings	92.6	80.7
Income Taxes	(30.8)	(27.0)
Share of Affiliates’ Earnings (net of tax)	7.5	8.5
Net Income	$69.3	$62.2

Share Data
Basic earnings per share	$1.67	$1.41
Average number of common shares	41.4	44.1
Diluted earnings per share	$1.66	$1.39
Average number of common shares and common share equivalents	41.8	44.8
Dividends declared per common share	$0.40	$0.38

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	March 31	December 31
	2016	2015
Assets
Cash and Cash Equivalents	$216.2	$202.4
Restricted Cash	17.3	17.3
Receivables
Rent and other receivables	71.0	69.4
Loans	7.7	8.8
Finance leases	166.2	167.6
Less: allowance for losses	(10.3)	(10.3)
	234.6	235.5

Operating Assets and Facilities	8,440.4	8,204.0
Less: allowance for depreciation	(2,563.9)	(2,505.6)
	5,876.5	5,698.4

Investments in Affiliated Companies	356.3	348.5
Goodwill	82.4	79.7
Other Assets	278.7	312.4
Total Assets	$7,062.0	$6,894.2
Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$144.3	$170.9
Debt
Commercial paper and borrowings under bank credit facilities	17.9	7.4
Recourse	4,304.3	4,171.5
Nonrecourse	4.7	6.9
Capital lease obligations	16.9	18.4
	4,343.8	4,204.2

Deferred Income Taxes	1,049.2	1,018.3
Other Liabilities	219.4	220.6
Total Liabilities	5,756.7	5,614.0
Total Shareholders’ Equity	1,305.3	1,280.2
Total Liabilities and Shareholders’ Equity	$7,062.0	$6,894.2

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2016
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$236.6	$44.9	$1.0	$2.0	$—	$284.5
Marine operating revenue	—	—	4.1	16.2	—	20.3
Other revenue	27.8	1.6	—	0.2	—	29.6
Total Revenues	264.4	46.5	5.1	18.4	—	334.4
Expenses
Maintenance expense	65.8	12.5	0.2	—	—	78.5
Marine operating expense	—	—	2.9	9.4	—	12.3
Depreciation expense	56.5	11.1	—	1.7	—	69.3
Operating lease expense	16.8	—	—	—	—	16.8
Other operating expense	6.9	1.4	—	0.5	—	8.8
Total Expenses	146.0	25.0	3.1	11.6	—	185.7
Other Income (Expense)
Net gain on asset dispositions	18.6	0.7	—	3.9	—	23.2
Interest expense, net	(27.2)	(7.3)	(1.1)	(2.2)	0.6	(37.2)
Other (expense) income	(1.3)	(2.2)	—	—	0.2	(3.3)
Share of affiliates’ earnings (pretax)	0.2	(0.1)	—	10.1	—	10.2
Segment Profit	$108.7	$12.6	$0.9	$18.6	$0.8	$141.6
Selling, general and administrative expense						38.8
Income taxes (includes $2.7 related to affiliates’ earnings)						33.5
Net Income						$69.3
Selected Data:
Investment Volume	$112.9	$22.0	$4.7	$—	$0.6	$140.2
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$17.6	$—	$—	$2.4	$—	$20.0
Residual sharing income	0.3	—	—	1.5	—	1.8
Non-remarketing disposition gains (1)	0.7	0.7	—	—	—	1.4
Asset impairment	—	—	—	—	—	—
Total Net Gain on Asset Dispositions	$18.6	$0.7	$—	$3.9	$—	$23.2

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2015
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$228.5	$42.1	$1.0	$6.7	$—	$278.3
Marine operating revenue	—	—	7.0	17.2	—	24.2
Other revenue	14.7	1.9	—	0.6	—	17.2
Total Revenues	243.2	44.0	8.0	24.5	—	319.7
Expenses
Maintenance expense	69.2	8.9	0.2	—	—	78.3
Marine operating expense	—	—	6.9	12.0	—	18.9
Depreciation expense	52.3	10.7	—	5.5	—	68.5
Operating lease expense	20.7	—	—	—	—	20.7
Other operating expense	5.5	0.9	—	0.9	—	7.3
Total Expenses	147.7	20.5	7.1	18.4	—	193.7
Other Income (Expense)
Net gain on asset dispositions	36.8	4.9	—	3.6	—	45.3
Interest expense, net	(24.5)	(6.5)	(1.3)	(5.2)	(3.4)	(40.9)
Other expense	(2.2)	—	—	—	(1.8)	(4.0)
Share of affiliates’ earnings (pretax)	0.2	(0.1)	—	11.4	—	11.5
Segment Profit (Loss)	$105.8	$21.8	$(0.4)	$15.9	$(5.2)	$137.9
Selling, general and administrative expense						45.7
Income taxes (includes $3.0 related to affiliates’ earnings)						30.0
Net Income						$62.2
Selected Data:
Investment Volume	$129.8	$41.4	$9.3	$—	$0.4	$180.9
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$35.9	$—	$—	$2.0	$—	$37.9
Residual sharing income	0.2	—	—	1.6	—	1.8
Non-remarketing disposition gains (1)	0.7	5.0	—	—	—	5.7
Asset impairment	—	(0.1)	—	—	—	(0.1)
Total Net Gain on Asset Dispositions	$36.8	$4.9	$—	$3.6	$—	$45.3

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)
Impact of Other Items on Net Income:

	Three Months Ended March 31

	2016	2015
Adjustments attributable to consolidated income:
Gain on wholly owned Portfolio Management marine investments, net of tax	$1.5	$—
Total impact on Net Income	$1.5	$—

Impact of Other Items on Diluted Earnings per Share:

	Three Months Ended March 31
	2016	2015
Adjustments attributable to consolidated income:
Gain on wholly owned Portfolio Management marine investments, net of tax	$0.04	$—
Total impact on Diluted Earnings per Share	$0.04	$—

We highlight these items to allow for a more meaningful comparison of financial performance between years and to provide transparency into the operating results of our business.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	3/31/2015	6/30/2015	9/30/2015	12/31/2015	3/31/2016
Assets by Segment (includes off-balance-sheet assets)
Rail North America	$5,057.5	$5,081.1	$5,076.6	$5,082.4	$5,173.3
Rail International	1,028.7	1,075.2	1,101.2	1,089.2	1,150.9
ASC	283.8	317.0	304.9	291.4	285.5
Portfolio Management	792.1	793.4	730.7	626.9	597.3
Other	81.9	67.4	78.9	80.1	75.9
Total Assets, excluding cash	$7,244.0	$7,334.1	$7,292.3	$7,170.0	$7,282.9
Capital Structure
Commercial paper and bank credit facilities, net of unrestricted cash	$(348.6)	$(54.8)	$(97.9)	$(195.0)	$(198.3)
On-balance-sheet recourse debt	4,421.8	4,187.6	4,251.4	4,171.5	4,304.3
On-balance-sheet nonrecourse debt	13.7	11.5	9.2	6.9	4.7
Off-balance-sheet recourse debt	527.4	519.1	493.5	495.5	454.4
Off-balance-sheet nonrecourse debt	49.2	47.4	45.4	—	—
Capital lease obligations	5.0	5.0	3.6	18.4	16.9
Total Borrowings, net of unrestricted cash	$4,668.5	$4,715.8	$4,705.2	$4,497.3	$4,582.0
Total Recourse Debt (1)	$4,605.6	$4,656.9	$4,650.6	$4,490.4	$4,577.3
Shareholders’ Equity	$1,282.5	$1,285.4	$1,269.0	$1,280.2	$1,305.3
Recourse Leverage (2)	3.6	3.6	3.7	3.5	3.5
 _________
(1) Includes on- and off-balance-sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.
(2) Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets (Including Off-Balance-Sheet Assets), Excluding Cash:
Total Assets	$7,034.4	$6,839.5	$6,884.9	$6,894.2	$7,062.0
Less: cash	(367.0)	(71.9)	(131.5)	(219.7)	(233.5)
Add off-balance-sheet assets:
Rail North America	566.1	557.2	530.9	488.7	447.3
ASC	10.5	9.3	8.0	6.8	7.1
Total Assets, excluding cash	$7,244.0	$7,334.1	$7,292.3	$7,170.0	$7,282.9

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2015	6/30/2015	9/30/2015	12/31/2015	3/31/2016
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	43.2%	36.3%	25.6%	20.5%	6.4%
Average renewal term (months)	59	54	60	43	34
Fleet Rollforward (2)
Beginning balance	107,343	106,949	106,984	106,392	106,146
Cars added	1,013	823	620	1,306	811
Cars scrapped	(261)	(347)	(396)	(441)	(743)
Cars sold	(1,146)	(441)	(816)	(1,111)	(792)
Ending balance	106,949	106,984	106,392	106,146	105,422
Utilization	99.3%	99.3%	99.2%	99.1%	98.9%
Average active railcars	106,541	106,211	105,896	105,294	104,505
Boxcar Fleet
Ending balance	18,912	18,651	18,567	18,429	18,338
Utilization	92.8%	97.3%	96.6%	97.7%	97.1%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	22,451	22,497	22,483	22,745	22,923
Cars added	249	301	412	459	191
Cars scrapped/sold	(203)	(315)	(150)	(281)	(255)
Ending balance	22,497	22,483	22,745	22,923	22,859
Utilization	95.9%	95.5%	95.7%	95.8%	95.1%
Average active railcars	21,479	21,427	21,630	21,861	21,854
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	79.0%	77.5%	77.9%	75.4%	74.8%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	0.3%	(3.8)%	(4.4)%	(6.1)%	(13.8)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	1.8%	0.4%	0.5%	0.4%	3.2%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	0.4%	(1.1)%	(5.9)%	(9.7)%	(20.9)%
Production Backlog at Railcar Manufacturers (5)	138,856	135,805	122,591	111,019	n/a (6)
American Steamship Company Statistics
Total Net Tons Carried (millions)	0.8	8.4	10.3	7.0	0.6
 _________
(1) GATX's Lease Price Index ("LPI") is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published at the time of this release.